Exhibit 99.1

Charles River Laboratories Announces Third-Quarter 2017 Results from Continuing Operations

– Third-Quarter Revenue of $464.2 Million –

– Third-Quarter GAAP EPS of $1.09 and Non-GAAP EPS of $1.30 –

– Updates 2017 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--November 9, 2017--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter of 2017. Revenue from continuing operations was $464.2 million, an increase of 9.0% from $425.7 million in the third quarter of 2016. Revenue growth was driven primarily by the Discovery and Safety Assessment and Manufacturing Support segments.

The acquisitions of Agilux Laboratories and Brains On-Line contributed 2.7% to consolidated third-quarter revenue growth, both on a reported basis and in constant currency. The February 2017 divestiture of the Contract Development and Manufacturing (CDMO) business reduced reported revenue growth by 1.0%. The impact of foreign currency translation benefited reported revenue growth by 1.0%. Excluding the effect of these items, organic revenue growth was 6.3%.

On a GAAP basis, third-quarter net income from continuing operations attributable to common shareholders was $52.5 million, an increase of 40.4% from $37.4 million for the same period in 2016. Third-quarter diluted earnings per share on a GAAP basis were $1.09, an increase of 39.7% from $0.78 for the third quarter of 2016. The GAAP earnings per share increase was primarily driven by higher revenue and lower acquisition- and integration-related costs in the third quarter of 2017.

On a non-GAAP basis, net income from continuing operations was $62.9 million for the third quarter of 2017, an increase of 10.9% from $56.7 million for the same period in 2016. Third-quarter diluted earnings per share on a non-GAAP basis were $1.30, an increase of 10.2% from $1.18 per share for the third quarter of 2016. The non-GAAP earnings per share increase was primarily driven by higher revenue, partially offset by a lower operating margin in the Research Models and Services segment.

An excess tax benefit associated with stock compensation contributed $0.02 to both GAAP and non-GAAP earnings per share in the third quarter of 2017; and a gain from the Company’s venture capital investments contributed $0.07 per share, compared to a nominal gain for the same period in 2016.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We are pleased that Microbial Solutions, Biologics, Safety Assessment, and RMS China delivered strong performances in the third quarter, resulting in reported and organic revenue growth of 9.0% and 6.3%, respectively. We firmly believe that these businesses will continue to be important drivers of future growth. Demand for our products and services is robust and we continue to gain market share, which supports our expectation for revenue and earnings per share growth in 2017.”

“We remain enthusiastic about the outlook for our businesses, and continue to invest in our growth, through strategic acquisitions, facility expansions, and additional staffing. We believe these investments are imperative to maintain and enhance our position as the premier early-stage CRO, to continue to differentiate Charles River from the competition, and to support our future growth,” Mr. Foster concluded.

Third-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $122.0 million in the third quarter of 2017, an increase of 0.9% from $120.9 million in the third quarter of 2016. Organic revenue growth was 0.4%, driven primarily by higher revenue for research models in China and the Insourcing Solutions and Genetically Engineered Models and Services (GEMS) businesses. These increases were largely offset by lower revenue for research models outside of China and the Research Animal Diagnostic Services (RADS) business.

In the third quarter of 2017, the RMS segment’s GAAP operating margin decreased to 25.2% from 25.8% in the third quarter of 2016. On a non-GAAP basis, the operating margin decreased to 25.5% from 27.3% in the third quarter of 2016. The GAAP and non-GAAP operating margin declines were primarily driven by the research models business.

Discovery and Safety Assessment (DSA)

Revenue from continuing operations for the DSA segment was $246.9 million in the third quarter of 2017, an increase of 14.4% from $215.8 million in the third quarter of 2016. The acquisitions of Agilux Laboratories and Brains On-Line contributed 5.4% to DSA revenue growth. Organic revenue growth of 8.1% was primarily driven by the Safety Assessment business. The DSA revenue increase was driven primarily by demand from mid-tier biotechnology clients.

In the third quarter of 2017, the DSA segment’s GAAP operating margin increased to 18.9% from 14.5% in the third quarter of 2016. The GAAP operating margin increase was due primarily to lower acquisition- and integration-related costs. On a non-GAAP basis, the operating margin decreased to 22.4% from 22.7% in the third quarter of 2016. Foreign exchange reduced the DSA operating margin by approximately 30 basis points.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $95.3 million in the third quarter of 2017, an increase of 7.1% from $89.0 million in the third quarter of 2016. The divestiture of the CDMO business reduced Manufacturing revenue growth by 4.7% in the third quarter of 2017. Organic revenue growth was 10.0%, driven by strong performances from the Microbial Solutions and Biologics Testing Solutions businesses.

In the third quarter of 2017, the Manufacturing segment’s GAAP operating margin increased to 33.5% from 30.0% in the third quarter of 2016. On a non-GAAP basis, the operating margin increased to 36.5% from 33.8% in the third quarter of 2016. The GAAP and non-GAAP operating margin improvements were driven primarily by the Microbial Solutions business.

Stock Repurchase Update

During the third quarter of 2017, the Company repurchased 350,000 shares for a total of $36.0 million. As of September 30, 2017, the Company had $129.1 million available on its authorized stock repurchase program.

Updates 2017 Guidance

The Company is updating its revenue growth and earnings per share guidance, which was previously provided on August 9, 2017, to reflect its third-quarter performance and expectations for the fourth quarter of 2017.

In view of the Company’s long-term expectation for low-single-digit revenue growth in the RMS segment, we have committed to a plan to close our research model production site in Maryland in order to improve the segment’s operating efficiency. The revised GAAP earnings per share guidance reflects anticipated charges associated with the planned closure. In the fourth quarter of 2017, the Company expects to record asset impairment and related charges associated with the closure of $16.0 to $20.0 million, or $0.20 to $0.25 per share, which will be excluded from non-GAAP results and are primarily non-cash.

Based on information concerning the performance of one of our venture capital investments, we have included a $0.02 gain in the fourth quarter of 2017.

2017 GUIDANCE (from continuing operations)	REVISED	PRIOR
Revenue growth, reported	9.75% - 10.5%	8.5% - 10.0%
Less: Contribution from acquisitions (1)	(~5.5% - 6.0%)	(~5.0% - 6.0%)
Add: Effect of CDMO divestiture	~1.0%	~1.0%
Add: Negative effect of 53rd week in 2016	~1.5%	~1.5%
Add: Negative effect of foreign exchange	NM	~1.0%
Revenue growth, organic (2)	6.5% - 7.25%	7.0% - 8.5%
GAAP EPS estimate	$3.95 - $4.05	$4.18 - $4.33
Amortization of intangible assets	~$0.61	~$0.58
Charges related to global efficiency initiatives (3)	~$0.25 - $0.30	~$0.02
Acquisition/divestiture-related adjustments (4)	~$0.09	~$0.07
Net impact of CDMO divestiture (5)	~$0.15	~$0.15
Non-GAAP EPS estimate	$5.08 - $5.18	$5.00 - $5.15

Footnotes to Guidance Table

(1) The contribution from acquisitions reflects only completed acquisitions.
(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, the divestiture of the CDMO business, the 53rd week, and foreign currency translation.
(3) These charges relate primarily to the Company’s planned efficiency initiatives including the closure of the Maryland research model production site. These charges include asset impairments, severance, site consolidation costs, and accelerated depreciation. Other projects in support of the global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.
(4) These adjustments are related to the evaluation and integration of acquisitions and the divestiture of the CDMO business, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives.
(5) These adjustments include the preliminary net gain and tax impact related to the divestiture of the CDMO business.

Webcast

Charles River has scheduled a live webcast on Thursday, November 9, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Jefferies London Healthcare Conference Presentation

Charles River will present at the Jefferies 2017 London Healthcare Conference in London, England, on Thursday, November 16, at 10:40 a.m. GMT (5:40 a.m. EST). Management will provide an overview of Charles River’s strategic focus and business developments.

A live webcast of the presentation will be available through a link that will be posted on ir.criver.com. A webcast replay will be accessible through the same website shortly after the presentation and will remain available for approximately two weeks.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude often one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; gain on and tax effect of the divestiture of the CDMO business; and costs related to a U.S. government billing adjustment and related expenses. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “constant currency,” which we define as reported revenue growth adjusted for the impact of foreign currency translation, and “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, the divestiture, and the 53rd week. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on a constant-currency basis allows investors to measure our revenue growth exclusive of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the projected future financial performance of Charles River and our specific businesses, including revenue (on both a reported, constant-currency, and organic growth basis), operating margins, earnings per share, the expected impact of foreign exchange rates, and the expected benefit of our life science venture capital investments; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures, such as our Maryland research model production site); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations (including the impact of Brexit); changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 14, 2017, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016

Total revenue	$464,232	$425,720	$1,379,124	$1,214,643
Cost of revenue (excluding amortization of intangible assets)	287,028	269,450	844,559	747,858
Selling, general and administrative	92,863	85,650	278,886	269,067
Amortization of intangible assets	10,357	11,825	30,913	29,390
Operating income	73,984	58,795	224,766	168,328
Interest income	134	523	497	1,008
Interest expense	(7,667)	(7,079)	(22,053)	(20,199)
Other income (expense), net	6,488	1,017	24,692	10,059
Income from continuing operations, before income taxes	72,939	53,256	227,902	159,196
Provision for income taxes	19,945	15,565	73,272	48,385
Income from continuing operations, net of income taxes	52,994	37,691	154,630	110,811
Income (Loss) from discontinued operations, net of income taxes	(39)	342	(114)	328
Net income	52,955	38,033	154,516	111,139
Less: Net income attributable to noncontrolling interests	481	298	1,312	1,054
Net income attributable to common shareholders	$52,474	$37,735	$153,204	$110,085

Earnings (loss) per common share
Basic:
Continuing operations attributable to common shareholders	$1.11	$0.79	$3.23	$2.34
Discontinued operations	$—	$0.01	$—	$—
Net income attributable to common shareholders	$1.11	$0.80	$3.22	$2.34
Diluted:
Continuing operations attributable to common shareholders	$1.09	$0.78	$3.17	$2.29
Discontinued operations	$—	$0.01	$—	$0.01
Net income attributable to common shareholders	$1.08	$0.79	$3.16	$2.30

Weighted average number of common shares outstanding
Basic	47,451	47,160	47,530	46,954
Diluted	48,390	48,034	48,440	47,838

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$123,618	$117,626
Trade receivables, net	422,335	364,050
Inventories	107,372	95,833
Prepaid assets	42,695	34,315
Other current assets	86,358	45,008
Total current assets	782,378	656,832
Property, plant and equipment, net	767,192	755,827
Goodwill	800,247	787,517
Client relationships, net	304,382	320,157
Other intangible assets, net	71,065	74,291
Deferred tax asset	30,856	28,746
Other assets	109,798	88,430
Total assets	$2,865,918	$2,711,800

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Current portion of long-term debt and capital leases	$27,090	$27,313
Accounts payable	66,232	68,485
Accrued compensation	86,402	93,471
Deferred revenue	108,984	127,731
Accrued liabilities	91,783	84,470
Other current liabilities	33,614	26,500
Current liabilities of discontinued operations	1,650	1,623
Total current liabilities	415,755	429,593
Long-term debt, net and capital leases	1,155,998	1,207,696
Deferred tax liabilities	81,783	55,717
Other long-term liabilities	167,493	159,239
Long-term liabilities of discontinued operations	4,395	5,771
Total liabilities	1,825,424	1,858,016
Redeemable noncontrolling interest	15,785	14,659
Total equity attributable to common shareholders	1,021,513	836,768
Noncontrolling interests	3,196	2,357
Total liabilities, redeemable noncontrolling interest and equity	$2,865,918	$2,711,800

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016
Research Models and Services
Revenue	$122,020	$120,928	$373,183	$369,325
Operating income	30,726	31,224	102,016	103,055
Operating income as a % of revenue	25.2%	25.8%	27.3%	27.9%
Add back:
Amortization related to acquisitions	433	592	1,238	1,776
Severance	—	618	—	618
Government billing adjustment and related expenses	—	505	150	634
Site consolidation costs, impairments and other items	—	69	—	207
Total non-GAAP adjustments to operating income	$433	$1,784	$1,388	$3,235
Operating income, excluding non-GAAP adjustments	$31,159	$33,008	$103,404	$106,290
Non-GAAP operating income as a % of revenue	25.5%	27.3%	27.7%	28.8%

Depreciation and amortization	$5,272	$5,245	$15,309	$15,613
Capital expenditures	$6,762	$2,532	$13,769	$5,966

Discovery and Safety Assessment
Revenue	$246,946	$215,817	$726,796	$594,859
Operating income	46,616	31,303	136,966	94,514
Operating income as a % of revenue	18.9%	14.5%	18.8%	15.9%
Add back:
Amortization related to acquisitions	7,602	8,583	22,107	19,068
Severance	84	3,367	356	7,487
Acquisition related adjustments (2)	776	677	2,303	4,317
Site consolidation costs, impairments and other items	276	5,125	835	7,279
Total non-GAAP adjustments to operating income	$8,738	$17,752	$25,601	$38,151
Operating income, excluding non-GAAP adjustments	$55,354	$49,055	$162,567	$132,665
Non-GAAP operating income as a % of revenue	22.4%	22.7%	22.4%	22.3%

Depreciation and amortization	$20,333	$20,671	$58,667	$51,228
Capital expenditures	$10,127	$4,509	$25,552	$13,860

Manufacturing Support
Revenue	$95,266	$88,975	$279,145	$250,459
Operating income	31,923	26,711	87,565	73,447
Operating income as a % of revenue	33.5%	30.0%	31.4%	29.3%
Add back:
Amortization related to acquisitions	2,322	2,888	7,568	9,367
Severance (3)	552	30	1,620	30
Acquisition related adjustments (2)	—	469	26	1,146
Site consolidation costs, impairments and other items	—	—	—	301
Total non-GAAP adjustments to operating income	$2,874	$3,387	$9,214	$10,844
Operating income, excluding non-GAAP adjustments	$34,797	$30,098	$96,779	$84,291
Non-GAAP operating income as a % of revenue	36.5%	33.8%	34.7%	33.7%

Depreciation and amortization	$5,572	$6,181	$17,321	$18,682
Capital expenditures	$2,879	$1,862	$7,111	$8,247

Unallocated Corporate Overhead	$(35,281)	$(30,443)	$(101,781)	$(102,688)
Add back:
Acquisition related adjustments (2)	1,326	2,033	2,539	13,056
Total non-GAAP adjustments to operating expense	$1,326	$2,033	$2,539	$13,056
Unallocated corporate overhead, excluding non-GAAP adjustments	$(33,955)	$(28,410)	$(99,242)	$(89,632)

Total
Revenue	$464,232	$425,720	$1,379,124	$1,214,643
Operating income	$73,984	$58,795	$224,766	$168,328
Operating income as a % of revenue	15.9%	13.8%	16.3%	13.9%
Add back:
Amortization related to acquisitions	10,357	12,063	30,913	30,211
Severance	636	4,015	1,976	8,135
Acquisition related adjustments (2)	2,102	3,179	4,868	18,519
Government billing adjustment and related expenses	—	505	150	634
Site consolidation costs, impairments and other items	276	5,194	835	7,787
Total non-GAAP adjustments to operating income	$13,371	$24,956	$38,742	$65,286
Operating income, excluding non-GAAP adjustments	$87,355	$83,751	$263,508	$233,614
Non-GAAP operating income as a % of revenue	18.8%	19.7%	19.1%	19.2%

Depreciation and amortization	$33,465	$34,108	$97,675	$91,116
Capital expenditures	$22,011	$9,568	$53,928	$29,609

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

(3)	This adjustment relates to transition costs associated with the divestiture of the CDMO business.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

		Three Months Ended		Nine Months Ended
		September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016

	Net income attributable to common shareholders	$52,474	$37,735	$153,204	$110,085
	Less: Income (loss) from discontinued operations, net of income taxes	(39)	342	(114)	328
	Net income from continuing operations attributable to common shareholders	52,513	37,393	153,318	109,757
	Add back:
	Non-GAAP adjustments to operating income (Refer to Schedule 3)	13,371	24,956	38,742	65,286
	Gain on divestiture of CDMO business	—	—	(10,577)	—
	Write-off of deferred financing costs and fees related to debt financing	—	(462)	—	987
	Acquisition related adjustments (2)	—	815	—	815
	Reversal of an indemnification asset associated with acquisition and corresponding interest (3)	—	54	—	54
	Tax effect of non-GAAP adjustments:
	Tax effect from divestiture of CDMO business	—	—	18,005	—
	Tax effect of the remaining non-GAAP adjustments	(3,003)	(6,057)	(11,702)	(16,306)
	Net income from continuing operations attributable to common shareholders, excluding non-GAAP adjustments	$62,881	$56,699	$187,786	$160,593

	Weighted average shares outstanding - Basic	47,451	47,160	47,530	46,954
	Effect of dilutive securities:
	Stock options, restricted stock units, performance share units and restricted stock	939	874	910	884
	Weighted average shares outstanding - Diluted	48,390	48,034	48,440	47,838

	Earnings per share from continuing operations attributable to common shareholders
	Basic	$1.11	$0.79	$3.23	$2.34
	Diluted	$1.09	$0.78	$3.17	$2.29

	Basic, excluding non-GAAP adjustments	$1.33	$1.20	$3.95	$3.42
	Diluted, excluding non-GAAP adjustments	$1.30	$1.18	$3.88	$3.36

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The amount represents a $1.5 million charge recorded in connection with the modification of the option to purchase the remaining 13% equity interest in Vital River, partially offset by a $0.7 million gain on remeasurement of previously held equity interest in an entity acquired in a step acquisition.

(3)	These amounts represent the reversal of an uncertain tax position and an offsetting indemnification asset primarily related to the acquisition of BioFocus.

	CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

	SCHEDULE 5
	RECONCILIATION OF GAAP REVENUE GROWTH
	TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

	For the three months ended September 30, 2017	Total CRL	RMS Segment	DSA Segment	MS Segment

	Revenue growth, reported	9.0%	0.9%	14.4%	7.1%
	(Increase) Decrease due to foreign exchange	(1.0)%	(0.5)%	(0.9)%	(1.8)%
	Contribution from acquisitions (2)	(2.7)%	—%	(5.4)%	—%
	Impact of CDMO divestiture (3)	1.0%	—%	—%	4.7%
	Non-GAAP revenue growth, organic (4)	6.3%	0.4%	8.1%	10.0%

	For the nine months ended September 30, 2017	Total CRL	RMS Segment	DSA Segment	MS Segment

	Revenue growth, reported	13.5%	1.0%	22.2%	11.5%
	(Increase) Decrease due to foreign exchange	1.0%	1.1%	1.1%	0.4%
	Contribution from acquisitions (2)	(8.1)%	—%	(15.6)%	(2.1)%
	Impact of CDMO divestiture (3)	0.7%	—%	—%	3.4%
	Non-GAAP revenue growth, organic (4)	7.1%	2.1%	7.7%	13.2%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The contribution from acquisitions reflects only completed acquisitions.

(3)	The CDMO business, which was acquired as part of WIL Research on April 4, 2016, was divested on February 10, 2017. This adjustment represents the revenue from the CDMO business for all applicable periods in 2017 and 2016.

(4)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, the divestiture of the CDMO business, and foreign exchange.

	CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

	SCHEDULE 6
	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
	(in thousands)

		Nine Months Ended
		September 30, 2017	September 24, 2016

	Cash flows relating to operating activities	$193,838	$198,252
	Cash flows relating to investing activities	(39,759)	(617,669)
	Cash flows relating to financing activities	(155,466)	404,682
	Cash flows used in discontinued operations	(1,489)	(1,434)
	Effect of exchange rate changes on cash, cash equivalents, and restricted cash	9,135	4,325
	Net change in cash, cash equivalents, and restricted cash	6,259	(11,844)
	Cash, cash equivalents, and restricted cash, beginning of period (1)	119,894	119,963
	Cash, cash equivalents, and restricted cash, end of period (2)	$126,153	$108,119

(1)	Includes restricted cash of $2.3 million and $2.0 million as of December 31, 2016 and December 26, 2015, respectively, which are reported in current and long-term other assets within the unaudited condensed consolidated balance sheets.

(2)	Includes restricted cash balances of $2.5 million and $2.4 million as of September 30, 2017 and September 24, 2016, respectively, which are reported in current and long-term other assets within the unaudited condensed consolidated balance sheets.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Corporate Vice President, Public Relations
amy.cianciaruso@crl.com